Exhibit 99.1

Primis Financial Corp. Announces Notification of Delinquency with Nasdaq

For immediate release

May 22, 2024

McLean, Virginia, May 22, 2024 – On May 16, 2024, Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) received an expected delinquency notification letter (the “Letter”) from Nasdaq’s Listing Qualifications Department which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (“Quarterly Report”) and its continued delay in filing its Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC"). This Letter has no immediate effect on the listing of the Company’s securities on Nasdaq.

As previously disclosed in the Notification of Late Filing on Form 12b-25 filed on March 18, 2024, Amendment No. 1 filed April 1, 2024, and in the Notification of Late Filing on Form 12b-25 filed on May 13, 2024 by the Company with the SEC, the Company determined that it required additional time to complete its Annual Report and its Quarterly Report in connection with the restatement of certain financial statements and ongoing “pre-clearance” process with the Office of the Chief Accountant of the Securities and Exchange Commission.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 9, 2024, the Company received a separate delinquency notification (the “Initial Notice”) from Nasdaq advising the Company that due to the failure to timely file its Annual Report, the Company is not in compliance with the Listing Rule. In the Initial Notice, Nasdaq provided the Company 60 days, or until June 3, 2024, to submit a plan (the “Plan”), to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of its Annual Report, or until September 30, 2024, to file its Annual Report to regain compliance. The Company intends to submit the Plan to Nasdaq no later than June 3, 2024.

The Company continues to work diligently to complete its Annual Report and Quarterly Report and plans to file its Annual Report and Quarterly Report as promptly as practicable, subject to completion of the pre-clearance process, to regain compliance with the Listing Rule.

About Primis Financial Corp.

As of March 31, 2024, Primis had $3.9 billion in total assets, $3.2 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise. These forward-looking statements include, but are not limited to, statements regarding our expectations regarding the impact on, and the timing of the completion and audit (including pre-clearance) of, the Company’s financial statements and the filing of the Annual Report and Quarterly Report, which reflect the Company’s expectations based upon information presently available to the Company and assumptions that it believes to be reasonable.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

2